UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2011 (November 6, 2011)

FORCE PROTECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	No. 001-33253	No. 84-1383888
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1520 Old Trolley Road, Summerville, South Carolina	29485
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 574-7001

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On November 7, 2011, Force Protection, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with General Dynamics Corporation, a Delaware corporation (“Parent”) and Falcon Acquisition Corp., a Nevada corporation (“Merger Sub”) and a wholly-owned subsidiary of Parent, pursuant to which Merger Sub will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for $5.52 per Share, net to the seller in cash without interest (the “Offer Price”).

The Merger Agreement provides that following the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.  The parties have agreed that, in certain circumstances, including if an insufficient number of Shares are tendered into the Offer to permit the Merger to be effected without the need for approval by the Company’s stockholders (after taking into account the Top-Up Option described below), the Merger will be completed without the prior completion of the Offer, subject to receipt of the approval of the Merger Agreement by the holders of a majority of the total voting power of the outstanding Shares and other applicable conditions to the Merger.  Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) Parent, the Company or their respective wholly-owned subsidiaries and (ii) the Company’s stockholders who properly demand appraisal in connection with the Merger under the Nevada Revised Statutes (the “NRS”) (if such appraisal rights are available), will be converted into the right to receive an amount in cash equal to the Offer Price. The Company does not believe that such appraisal rights will be available with respect to the Merger.  In addition, upon the consummation of the earlier of the Offer and the Merger, each stock option, whether vested or unvested, will be cancelled and converted into the right to receive in cash the excess, if any, of the Offer Price over the exercise price, and each Company restricted share that is outstanding and unvested immediately prior to such time will be cancelled and, subject to certain conditions, converted into the right to receive the Offer Price in cash.

If Merger Sub owns 90 percent or more of the outstanding Shares following the consummation of the Offer (the “Short-Form Threshold”), the parties will take all appropriate action to cause the Merger to become effective as a short-form merger in accordance with the NRS, without the need for approval by the Company’s stockholders.  In addition, subject to the terms of the Merger Agreement, applicable law and the availability of a sufficient number of authorized Shares, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable after consummation of the Offer, to purchase from the Company that number of Shares as would be necessary for Parent and its affiliates to own one Share more than the Short-Form Threshold.

The consummation of the transaction is conditioned on: (a) in the case of the Offer, there having been tendered (and not withdrawn) that number of Shares that when added to the number of Shares owned by Parent and its affiliates (i) would represent a majority of all Shares (on a fully diluted basis, excluding stock options and unvested restricted shares) and (ii) would represent, when added to the number of Shares authorized and available for issuance in connection with the Top-Up Option, one Share more than 90 percent of the Shares (on a fully diluted basis, excluding stock options and unvested restricted shares), (b) if required, receipt of approval of the Company’s stockholders, (c) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) the absence of a Material Adverse Effect (as defined in the Merger Agreement) relating to the Company and (e) other customary conditions.

The Company has made customary representations, warranties and covenants in the Merger Agreement.  The Company’s covenants include covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, restrictions on soliciting proposals for alternative acquisition proposals, public disclosures and other matters.  The Merger Agreement contains certain termination rights of Parent and the Company and provides that, upon the termination of the Merger Agreement in specific circumstances, the Company may be required to pay Parent a termination fee of $10 million and expenses of up to $2 million.

The board of directors of the Company had adopted the Merger Agreement, approved the transactions contemplated by the Merger Agreement, determined to recommend that the Company’s stockholders accept the Offer and tender their Shares to Merger Sub pursuant to the Offer and, if required, approve the Merger Agreement at a special meeting the Company’s stockholders, subject to certain provisions contained in the Merger Agreement.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement.  Factual disclosures about Parent, Merger Sub or the Company or any of their respective affiliates contained in this Current Report on Form 8-K, in their respective public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and otherwise, as applicable, may supplement, update or modify the factual disclosures about Parent, Merger Sub and the Company or any of their respective affiliates contained in the Merger Agreement.  The representations, warranties, covenants and conditions made and agreed to in the Merger Agreement by Parent, Merger Sub and the Company were qualified and subject to important limitations agreed to by Parent, Merger Sub and the Company in connection with negotiating the terms of the Merger Agreement.  In particular, the representations and warranties and certain closing conditions contained in the Merger Agreement and described in this summary were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Offer or the Merger if the representations and warranties or conditions of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact.  The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures were not reflected in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Current Report on Form 8-K, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Merger Agreement also provides that if payments in respect of the Company’s 2011 Short-Term Incentive Program (the “2011 STIP”) have not been paid prior to the date on which the closing of the Merger occurs, then the payments under the 2011 STIP will be paid at target level at the normally scheduled time for such payments (expected to be in March 2012), to each participant unless such participant voluntarily terminates his or her employment or consulting arrangement with the Company.  All of the Company’s executive officers participate in the 2011 STIP.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2011, prior to and in connection with the entry into the Merger Agreement, the board of directors of the Company approved an amendment to the Company’s bylaws (the “Bylaws”), which became effective immediately.  The following is a summary of the changes effected by the amendment to the Bylaws.

Article III, Section 11, “Committees,” was amended and restated.  The board of directors previously could designate from among its members an executive committee and one or more other committees, subject to certain limitations on the authority of such designated committees.  Article III, Section 11 was amended to provide that, subject to applicable law and to the extent provided in the resolution establishing such a committee, any committee could have and may exercise all the powers of the board of directors in the management of the business and affairs of the Company.

Article V, Section 2, “Consideration for Shares,” was amended and restated.  The Company previously had a provision requiring any promissory note used as consideration for shares of the Company to be a negotiable instrument secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note.  As amended, there is no restriction with respect to the use of a promissory note as consideration for shares of the Company.

A new Article VIII, Section 7, “Applicability of Acquisition of Controlling Interest Statutes,” was added to the Bylaws to exempt any acquisition of any Shares or other equity interests of the Company by Parent or Merger Sub pursuant to the Merger Agreement and the transactions contemplated thereby from the provisions of the “Acquisition of Controlling Interest” statutes set forth in Sections 78.378 through 78.3793, inclusive, of the NRS.

The foregoing description of the Bylaws amendments does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated By-Laws of the Company, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On November 7, 2011, each of the Company and Parent issued a press release announcing that it had entered into the Merger Agreement.  Copies of the press releases are attached to this report as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.  Also on November 7, 2011, following the issuance of such press releases, the Company conducted a conference call to discuss its financial results for the third quarter ended September 30, 2011, on which the Company also discussed the transactions contemplated by the Merger Agreement.  A copy of the transcript of the conference call is furnished herewith as Exhibit 99.3 and incorporated herein by this reference.

Notice to Investors

The Offer has not yet commenced.  This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell Shares.  At the time the Offer is commenced, Merger Sub will file a tender offer statement and related exhibits with the SEC and the Company will file a solicitation/recommendation statement with respect to the Offer.  Investors and stockholders of the Company are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they may be amended from time to time, when they become available, because they will contain important information that stockholders should consider before making any decision regarding tendering their shares.  The tender offer statement (including the related exhibits) and the solicitation/recommendation statement will be available at no charge on the SEC’s website at www.sec.gov.  In addition, the tender offer statement and other documents that Merger Sub files with the SEC will be made available to all stockholders of the Company free of charge at www.generaldynamics.com.  The solicitation/recommendation statement and the other documents filed by the Company with the SEC will be made available to all stockholders of the Company free of charge at www.forceprotection.net.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger of Merger Sub with and into the Company without the prior consummation of the Offer (the “One Step Merger”), the Company will file a proxy statement with the SEC.  Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by Parent and Merger Sub pursuant to the terms of the Merger Agreement.  Investors and stockholders of the Company are strongly advised to read the proxy statement and the other relevant materials, as they may be amended from time to time, when they become available, because they will contain important information about the One Step Merger and the parties to the One Step Merger, before making any voting or investment decision with respect to the One Step Merger.  The proxy statement will be available at no charge on the SEC’s web site at www.sec.gov.  The proxy statement and other documents filed by the Company with the SEC will be made available to all stockholders of the Company free of charge at www.forceprotection.net.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the One Step Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2011.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the One Step Merger, when filed with the SEC.

Forward-Looking Statements

This communication may contain, in addition to historical information, certain forward-looking statements regarding future events, conditions, circumstances or the future financial performance of the Company.  Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates” or “believes,” or variations of such words and phrases or state that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved.  Such forward-looking statements are not guarantees or predictions of future performance, and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties include: (i) the risk that not all conditions of the Offer, the Merger or the related transactions will be satisfied or waived, (ii) the completion of the Merger taking longer than expected, (iii) expectations regarding the growth of the U.S. and world market for blast and ballistic-protected vehicles, products or services, (iv) expectations regarding the U.S. military’s plans or intentions, including the drawdown of operations in Iraq and Afghanistan, (v) expectations regarding the Company’s business development plans and strategy, including the Company’s plans to expand the Company’s product lines, diversify the Company’s business mix, and expand the Company’s markets internationally, (vi) expectations with respect to the Company’s ability to obtain materials, the Company’s ability to improve cost efficiencies and possible future changes in the efficiencies in the Company’s operations, (vii) expectations regarding the Company’s vehicles, products and services that may be purchased by the Company’s customers, including the type of vehicles demanded and other customer demands and expected changes in demand, (viii) expectations regarding the benefits of the Company’s products, services and programs, including the Company’s vehicles’ capabilities and the use of the Company’s vehicles, products and services for other than military purposes, (ix) expectations regarding the Company’s investments in research and development activities for the Company’s vehicles, products and services, (x) expectations regarding any changes in the Company’s cost of sales, the Company’s general and administrative expenses, the Company’s asset impairment expense, the Company’s operating results or the Company’s research and development expenses as a percentage of net sales, (xi) expectations regarding the revenues that may be derived from, and the quantities of vehicles, products and services that may be purchased or ordered pursuant to, existing or possible future contracts or orders by various customers, including statements regarding the estimated value of those orders and contracts and statements about the Company’s backlog, (xii) expectations regarding the benefits that may be realized from the Company’s joint ventures, teaming arrangements and any new ventures or business developed pursuant to them, (xiii) expectations regarding the Company’s expectation to apply prepaid 2011 federal income taxes to the Company’s projected tax obligation during the second half of 2011, (xiii) expectations regarding the Company’s expected cash flow, cash needs and expected capital expenditures, (xiv) expectations regarding the Company’s share repurchase program, (xv) expectations regarding the Company’s derivative instruments and hedging activities, (xvi) expectations regarding the effect of the Company’s income tax positions on the Company’s effective tax rate, (xvii) the Company’s expectations with respect to the matters pending with the U.S. Equal Employment Opportunity Commission (EEOC), (xviii) expectations regarding final approval of the state and federal derivative actions and (xix) uncertainties associated with any aspect of the transactions, including uncertainties relating to the anticipated timing of filings and approvals relating to the transactions, the outcome of legal proceedings that may be instituted against the Company and/or others relating to the transactions, the expected timing of completion of the transactions, the satisfaction of the conditions to the consummation of the transactions and the ability to complete the transactions.  Many of these risks and uncertainties relate to factors that are beyond the Company’s ability to control or estimate precisely, and any or all of the Company’s forward-looking statements may turn out to be wrong.  The Company cannot give any assurance that such forward-looking statements will prove to have been correct.  The reader is cautioned not to unduly rely on these forward-looking statements.  Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company following the completion of the transactions unless otherwise stated.  Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated November 7, 2011, entered by and among Parent, Merger Sub and the Company

3.1	Third Amended and Restated By-Laws of the Company

99.1	Press Release of the Company, dated November 7, 2011

99.2	Press Release of Parent, dated November 7, 2011

99.3	Transcript of conference call conducted on November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

November 7, 2011	By	/s/ John Wall, III
John F. Wall, III
Senior Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated November 7, 2011, entered by and among Parent, Merger Sub and the Company

3.1	Third Amended and Restated By-Laws of the Company

99.1	Press Release of the Company, dated November 7, 2011

99.2	Press Release of Parent, dated November 7, 2011

99.3	Transcript of conference call and webcast conducted on November 7, 2011